Exhibit 5.1
HUNTON & WILLIAMS LLP 1445 ROSS AVENUE SUITE 3700 DALLAS, TX 75202 TEL (214) 979-3000 FAX (214) 880-0011

August 8, 2011

Crossroads Systems, Inc.
11000 North Mo-Pac Expressway
Austin, Texas  78759

Re:	Crossroads Systems, Inc. - Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as special counsel for Crossroads Systems, Inc., a Delaware corporation (the “Company”), in connection with the preparation of its Registration Statement on Form S-1 (Registration No. 333-172792), as originally filed with the Securities and Exchange Commission (the “Commission”) on March 3, 2011, as subsequently amended (the “Registration Statement”), relating to the proposed offering and sale by the selling security holders identified in the Registration Statement from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act of 1933, as amended (the “Act”), of (i) 12,500,000 shares (the “Shares”) of common stock, par value $0.001 per share (“Common Stock”), (ii) 4,296,875 warrants (the “Warrants”) to purchase shares of Common Stock, and (iii) 4,296,875 shares of Common Stock issuable upon the exercise of warrants (the “Warrant Shares”).

A.           Basis of Opinion.

As special counsel for the Company, and as the basis for the opinions expressed herein, we have examined copies of the following documents, certified or otherwise identified to our satisfaction (collectively, the “Documents”):

1.           the Sixth Amended and Restated Certificate of Incorporation and Bylaws of the Company (each as amended to date);

2.           the form of Warrant;

3.           resolutions of the Board of Directors of the Company authorizing the issuance and sale of the Shares, the issuance and sale of the Warrants, the issuance, sale and delivery of the Warrant Shares upon exercise of the Warrants, and the preparation and filing of the Registration Statement and related matters;

4.           the Registration Statement, and all exhibits thereto; and

5.           such other instruments, documents, corporate records, and certificates of public officials and of officers of the Company as we have deemed necessary in order to enable our firm to render the following opinions.

For purposes of the opinions expressed below, we have assumed (i) the authenticity of all documents submitted to us as originals, (ii) the conformity to the originals of all documents submitted as certified or photostatic copies and the authenticity of the originals thereof, (iii) the genuineness of signatures not witnessed by us, and (iv) the Company’s receipt of the exercise price for the Warrant Shares provided in the Warrants upon exercise of the Warrants.  We have further assumed that (i) the Company will maintain an adequate number of authorized but unissued shares and/or treasury shares of Common Stock available for issuance of the Warrant Shares pursuant to the Warrant Agreement or agreements relating to the Warrants and (ii) all relevant corporate actions heretofore taken by the Company and its Board of Directors with respect to the authorization of the issuance of the Warrant Shares remain in full force and effect.

B.          Opinion.

Based solely upon the examination and consideration of the Documents, and subject to the comments, assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that:

1.           The Shares have been duly authorized by the Company and are legally issued, fully paid and non-assessable.

2.           The Warrants have been legally issued by the Company and are valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws affecting the rights of creditors generally, and general principles of equity, whether considered at law or in equity.

3.           When issued, sold and delivered in accordance with the terms of the applicable Warrant, the Warrant Shares will be legally issued, fully paid and non-assessable.

C.          Comments.

We express no opinions herein on the laws of any jurisdiction other than of the federal laws of the United States of America, the laws of  the State of Texas and the Delaware General Corporation Laws (including judicial decisions interpreting those laws).  We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Registration Statement and in the Prospectus included therein.  In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act or the rules and regulations promulgated thereunder by the Commission.  We do not undertake to advise you of any changes in the opinion expressed herein from matters that might hereafter arise or be brought to our attention.

Very truly yours,

/s/ Hunton & Williams LLP